ASSET PURCHASE AGREEMENT


                             DATED DECEMBER 8, 2000


                                  BY AND AMONG




                       WELLS FARGO FINANCIAL LEASING, INC.

                                  CONSECO, INC.

                              CONSECO FINANCE CORP.

                   CONSECO FINANCE VENDOR SERVICES CORPORATION

                        GREEN TREE LEASE FINANCE II, INC.
                      GREEN TREE LEASE FINANCE 1998-1, LLC
                                       AND
                        CONSECO FINANCE LEASE 2000-1, LLC








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                                TABLE OF CONTENTS



Section 1. Definitions........................................................1

Section 2. Purchase and Sale of Assets; Other Closing Transactions............8
   (a) Purchase and Sale of Assets............................................8
   (b) Assumption of Liabilities..............................................8
   (c) Purchase Price.........................................................8
   (d) The Closing............................................................8
   (e) Deliveries at the Closing..............................................9
   (f) Pre-Closing Accounting Adjustments.....................................9
   (g) Post-Closing  Adjustment  to Estimated  Purchase  Price................9
   (h) Payment  of Purchase Price Adjustments.................................10
   (i) Reserve Holdback.......................................................10

Section 3. Representations and Warranties Concerning the Transaction..........10
   (a) Representations and Warranties Regarding Seller and CFC................10
   (b) Representations and Warranties of Buyer................................12

Section 4. Representations and Warranties  Concerning the Business............13
   (a) Title to Acquired Assets...............................................13
   (b) [Reserved.]............................................................13
   (c) Financial Information..................................................13
   (d) Subsequent Events......................................................14
   (e) Permits  and  Compliance...............................................14
   (f) Contracts..............................................................14
   (g) Real  Property.........................................................15
   (h) Lease   Transactions   and  Lease   Documents..........................15
   (i) Transition   Services Agreement........................................17
   (j) Actions and Proceedings................................................17
   (k) Certain Agreements.....................................................18
   (l) Employee Benefit Plans.................................................18
   (m) Compliance  with Worker Safety and  Environmental  Laws................18
   (n) Labor Matters..........................................................18
   (o) Intellectual Property..................................................18
   (p) Securitizations........................................................19

Section 5. Pre-Closing  Covenants.............................................20
   (a) Conduct  of Business  of the  Company..................................20
   (b) Access to Information..................................................23
   (c) Reasonable Efforts.....................................................23
   (d) Public Announcements...................................................24
   (e) Notification of Certain Matters........................................24

Section 6. Post-Closing  Covenants............................................24
   (a) General................................................................24
   (b) Litigation  Assistance.................................................25
   (c) Reserved...............................................................25

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   (d) Use of Name............................................................25
   (e) Employee Benefits and Employment.......................................25
   (f) Books and  Records.....................................................28
   (g) Noncompetition.........................................................28
   (h) Non-Solicitation   of   Employees......................................29
   (i) Notification of Employment Status......................................29

Section 7. Tax Matters........................................................29
   (a) Definitions............................................................29
   (b) Tax Representations....................................................30
   (c) Liability for Taxes....................................................30
   (d) Sales and Transfer  Taxes..............................................31
   (e) Payments of Amounts Due under this Section 7...........................31
   (f) Tax   Returns..........................................................31
   (g) Assistance   and   Cooperation.........................................32
   (h) Period  of Indemnification.............................................32

Section 8. Conditions to Obligation to Close..................................33
   (a) Conditions to Obligation of Buyer......................................33
   (b) Conditions to Obligation of Seller.....................................34

Section 9. Indemnification....................................................35
   (a) Survival  of   Representations   and  Warranties.......................35
   (b) Indemnification Provisions for Benefit of Buyer........................35
   (c) Indemnification  Provisions for Benefit of Seller......................36
   (d) Matters Involving Third Parties........................................36
   (e) Exclusive Remedy.......................................................36

Section 10. Termination.......................................................37
   (a) Termination of Agreement...............................................37
   (b) Effect of Termination..................................................38

Section 11. Miscellaneous.....................................................38
   (a) Entire Agreement.......................................................38
   (b) No  Third-Party  Beneficiaries.........................................38
   (c) Succession  and  Assignment............................................38
   (d) Counterparts...........................................................38
   (e) Headings...............................................................38
   (f) Notices................................................................38
   (g) Governing Law;  Submission to Jurisdiction;  Waiver  of Jury  Trial....39
   (h) Amendments  and  Waivers...............................................40
   (i) Severability...........................................................40
   (j) Expenses...............................................................40
   (k) Construction...........................................................40
   (l) Incorporation  of Disclosure Schedule..................................40

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                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated December 8, 2000 by and among Wells Fargo Financial Leasing, Inc., an Iowa corporation (the "Buyer"), Conseco Finance Corp., a Delaware corporation ("CFC") and Conseco Finance Vendor Services Corporation, a Delaware corporation ("Vendor Services") and its wholly owned subsidiaries Green Tree Lease Finance II, Inc., a Minnesota corporation, Green Tree Lease Finance 1998-1, LLC, a Delaware limited liability company, and Conseco Finance Lease 2000-1, LLC, a Delaware limited liability company (the "Subsidiaries") (Vendor Services and the Subsidiaries are referred to collectively as, the "Seller") and, solely as to the provisions and obligations set forth in Sections 7 and Section 9 herein, Conseco, Inc., an Indiana Corporation ("Conseco"). Buyer, Conseco, CFC and Seller are referred to together herein as the "Parties."

         WHEREAS, Seller is engaged in the business of providing customized lease financing for commercial equipment, with a focus on the computer, office products and telecommunications markets (the "Business"); and

         WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller both directly and through certain Affiliates, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets and certain liabilities of Seller in connection with the Business.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         Section 1. Definitions. The following terms used in this Agreement have the meanings set forth below:

         "Accounting Firm" has the meaning set forth in Section 2(g) below.

         "Acquired Assets" means all assets (for clarity, specifically including the contra asset account known as allowance for losses) of Seller set forth on the Final Closing Statement of Assets and Liabilities and specifically including miscellaneous assets of the Business which may not be recorded on the Final Closing Statement of Assets and Liabilities including any rights to recovery by Seller arising out of collection litigation related to the Business that is pending as of or commenced after the Closing Date, except where such collection litigation has resulted in a counterclaim and such Leases and Liabilities in connection with such defensive litigation are Excluded Assets and Excluded Liabilities (the "Acquired Litigation Rights") but specifically excluding the Excluded Assets.

         "Acquired Business" has the meaning set forth in Section 6(g)(i) below.

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         "Adjustment Date" has the meaning set forth in Section 2(g) below.

         "Adverse Consequences" means all actions, suits, proceedings, claims, demands, judgments, damages, reasonable amounts paid in settlement, liabilities, obligations, losses and expenses (including court costs and reasonable attorneys' fees and expenses).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Assumed Liabilities" means (a) all liabilities reflected on the Final Closing Statements of Assets and Liabilities, (b) all obligations of Seller under the Leases, the Third Party Contracts, the real property leases and subleases listed in Section 4(g) of the Disclosure Schedule, the Securitization Agreements, and the Intellectual Property Rights listed in section 4(o) of the Disclosure Schedule, and (c) Seller's Liabilities and obligations related to the Acquired Litigation Rights (the "Assumed Litigation Obligations"), but specifically excluding the Excluded Liabilities.

         "Assumed Litigation Obligations" has the meaning set forth in the definition of Assumed Liabilities above.

         "BHC Act" means the Bank Holding Company Act.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Affiliates" has the meaning set forth in Section 2(a) below.

         "Buyer's Employee Benefits" has the meaning set forth in Section 6(e)(ii)(A) below.

         "Change in Control Agreement" has the meaning set forth in Section 4(k) below.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competitive Business" has the meaning set forth in Section 6(g)(i) below.

         "Confidentiality Agreement" has the meaning set forth in Section 5(b) below.

         "Conseco" has the meaning set forth in the preface above.

         "Conseco Entity" means Conseco (or its successor by operation of law) and any corporation, partnership, limited liability company or other entity (a) with respect to which Conseco (or such successor), directly or indirectly, owns a majority of the outstanding voting securities or (b) whose financial statements are consolidated with Conseco's (or such

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successor's) financial statements in accordance with GAAP and as to which
Conseco is the parent entity.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental Laws" means all applicable federal, state and local laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to the protection or clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated Purchase Price" has the meaning set forth in Section 2(c) below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means:
         (a) corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller;
         (b)  all stock (or any ownership interest in) the Subsidiaries;
         (c) any of the rights of Seller under this Agreement (or under any supplemental agreement between Seller and Buyer entered into on or after the date of this Agreement);
         (d) rights of Seller or any Affiliates under any governmental license, permit or authorization;
         (e) any rights to insurance (or proceeds of insurance) for claims arising out of or related to Liabilities (other than Assumed Liabilities);
         (f) all Tax related assets, except personal property tax receivables related to the Leases;
         (g) all Leases and/or Lease Transactions involved in defensive litigation, including counterclaims, as set forth on Appendix A to the Disclosure Schedule, which Appendix shall be updated as of the Closing Date; and

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         (h)  any refunds or credits relating to Taxes that are not an Assumed
              Liability.

         "Excluded Liabilities" means:
         (a) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including as provided in Section 7(h) below);
         (b)  any intercompany debt owed by Seller to an Affiliate thereof;
         (c) any Liability or obligation of Seller under this Agreement (or under any supplemental agreement by and between Buyer and Seller entered into on or after the date of this Agreement);
         (d) liabilities in connection with any Leases and/or Lease Transactions involved in defensive litigation, including counterclaims;
         (e)  all unaccrued and undisclosed liabilities;
         (f)  all liabilities retained by Seller under Section 6(e) hereof; and
         (g) all Tax related liabilities for (1) any taxable year or period that ends on or before the Closing Date and (2) with respect to any taxable year ending after the Closing Date, the portion of such taxable year or period on and including the Closing Date, except for personal property tax liabilities related to the Leases.

         "Executive Officer" means an "officer" as such term is defined in Rule 16a-1 of the regulations promulgated under the Exchange Act.

         "Final Closing Statement of Assets and Liabilities" means the consolidated statement of assets and liabilities of the Seller as of the Closing Date, which shall be prepared by Seller in the same manner as the Statements of Assets and Liabilities, except as limited or restricted or modified by Sections 2(f) and 5(a) hereof.

         "Finance Receivables" means the amount of the on-balance sheet receivables and residuals, specifically not including allowance for losses or SFAS 91 deferred expenses.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Entity" has the meaning set forth in Section 3(a)(iii) below.

         "Gross Finance Receivables" means the total gross amount of Obligor payments due now and in the future for all Leases managed in the Business.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Inactive Employees" has the meaning set forth in Section 6(e)(i) below.

         "Income Tax" means any federal, state or local income tax, including any interest, penalty or addition thereto, whether disputed or not.

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         "Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Indemnified Party" has the meaning set forth in Section 9(d) below.

         "Indemnifying Party" has the meaning set forth in Section 9(d) below.

         "Intellectual Property Rights" means patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights.

         "Interest Only Security(ies)" means the asset on the various Statements of Assets and Liabilities representing the value of Seller's interest in the off-balance sheet Securitization known as Green Tree Lease Finance 1998-1, LLC.

         "IRS" means the Internal Revenue Service.

         "Knowledge of Seller" means the actual knowledge, without independent investigation, of the officers, directors, or financial or operational managerial employees of Seller, CFC or Conseco.

         "Lease" means, as applicable, (i) an equipment lease or master equipment lease agreement, conditional sales agreement, loan and security agreement, or promissory note and related schedules, supplements and addenda and
(ii) with respect to equipment or property owned by Seller, a promissory note and related loan and security agreement, schedules, supplements and/or addenda, each evidencing the payment obligation of an Obligor and entered into with respect to a Lease Transaction.

         "Lease Documents" means all agreements, arrangements, understandings and documents entered into in connection with Lease Transactions including, without limitation, vendor program agreements, master equipment lease agreements, schedules, supplements and addenda thereto, delivery and acceptance certificates, loan and security agreements, promissory notes, vendor recourse agreements, assignment agreements, property waivers, Uniform Commercial Code filings and guarantees.

         "Lease Payoff Amount" has the meaning set forth in Section 4(h)(xv) below.

         "Lease Transaction" means a financing arrangement provided by Seller with respect to any type of equipment or property and regardless of whether the transaction takes the form of a lease agreement, a conditional sales agreement, loan and security agreement or promissory note, under which Seller is the lessor, seller, lender, secured party or assignee thereof.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.)

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         "LIBOR" means the offered rate for deposits in United States Dollars
(rounded upwards, if necessary, to the nearest 1/16 of 1%) for an interest period of one month which appears on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on each business day.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanics', materialmen's, warehousemen's, artisans' and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through an appropriate proceeding, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) rights to use or ownership of assets provided by the Lease Documents and liens permitted by the Lease Documents and (e) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Material Adverse Effect" or "Material Adverse Change" means, with respect to Seller, a material adverse effect on or change to (as the case may be) the business or financial condition of Seller; provided, however, that (a) any change or effect, to the extent it is attributable to changes in prevailing interest rates or to any change in general economic conditions or (b) any change in the ratings given to the debt securities of CFC or its Affiliates, excluding Conseco, by any nationally recognized rating agency, shall not be considered when determining if a Material Adverse Effect or Material Adverse Change has occurred. Notwithstanding the foregoing, in no event shall there be an automatic presumption that a downgrade in the ratings given to the debt securities of Conseco has resulted in a Material Adverse Effect or Material Adverse Change.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Most Recent Statement of Assets and Liabilities" has the meaning set forth in Section 4(c) below.

         "Obligor(s)" means, with respect to any Lease, the Person(s) obligated to make payments with respect to such Lease, including any guarantor thereof.

         "Ordinary Course of Business" means the ordinary course of business consistent with past practice.

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

         "Preliminary Closing Statement of Assets and Liabilities" means the consolidated statement of assets and liabilities of Seller as of the last date of the month ending immediately before the Closing Date, which will be prepared by Seller in the same manner as the Statements of Assets and Liabilities, except as limited or restricted or modified by Sections 2(f) and 5(a) hereof.

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         "Pre-Closing Accounting Adjustments" means the pre-income tax sum of the pre-closing accounting adjustments required pursuant to Section 2(f) hereof.

         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Reserve Holdback" has the meaning set forth in Section 2(i).

         "Retention Bonus Agreement" has the meaning set forth in Section 4(k) below.

         "SEC" means the Securities and Exchange Commission.

         "Securitization Agreements" has the meaning set forth in Section 4(p)(i) below.

         "Securitization Transactions" has the meaning set forth in Section 4(p) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning set forth in the preface above.

         "Seller Permits" has the meaning set forth in Section 4(e) below.

         "Statements of Assets and Liabilities" has the meaning set forth in
Section 4(c) below.

         "Subsidiaries" has the meaning set forth in the preface above.

         "Tax" or "Taxes" has the meaning set forth in Section 7(a)(i) below.

         "Tax Return" has the meaning set forth in Section 7(a)(ii) below.

         "Third Party Claim" has the meaning set forth in Section 9(d)(i) below.

         "Third Party Contracts" has the meaning set forth Section 4(f) below.

         "Transferred Employees" has the meaning set forth in Section 6(e)(i) below.

         "Transition Services Agreement" means the Transition Services Agreement by and between Buyer and CFC (or one of its Affiliates) in the form attached to this Agreement as Exhibit A.

         "Treasury Regulations" means the rules and regulations promulgated under the Code.

         "WARN Act" has the meaning set forth in Section 6(e)(v) below.

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         "Worker Safety Laws" means all applicable federal, state or local laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety.

         Section 2. Purchase and Sale of Assets; Other Closing Transactions.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and as applicable cause certain of its Affiliates (the "Buyer Affiliates") to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer and the Buyer Affiliates, all of the Acquired Assets at the Closing for an aggregate amount equal to the Purchase Price.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible, together with the Buyer Affiliates, for all of the Assumed Liabilities at the Closing. Neither Buyer nor any Buyer Affiliate will assume or have any responsibility with respect to any other Liability or obligation of Seller not included in the definition of Assumed Liabilities.

         (c) Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller shall be equal to the book value of the Acquired Assets on the Final Closing Statement of Assets and Liabilities, less the book value of the Assumed Liabilities on the Final Closing Statement of Assets and Liabilities, plus the Pre-Closing Accounting Adjustments, plus a premium of $58,400,000; provided, however, that if the fair market value of the Interest Only Securities residual value identified on Seller's Final Closing Statement of Assets and Liabilities is in excess of $7,800,000, the foregoing premium will be reduced by an amount equal to such excess. In addition, in the event the covenant contained in Section 5(a)(xiii) is not performed, the foregoing premium will be reduced in relation to the number of basis points in excess of the percentage set forth in Section 5(a)(1)(xiii) as follows: (i) 25-49 basis points = $2,000,000; (ii) 50-74 basis points = $4,000,000; (iii) 75-99 basis points =
$6,000,000; (iv) 100 or more basis points shall constitute a Material Adverse Change.

         The Purchase Price will be calculated by Seller on a preliminary basis (the "Estimated Purchase Price") at Closing based on the Preliminary Closing Statement of Assets and Liabilities which shall be provided to Buyer five (5) days prior to the Closing. The Estimated Purchase Price is subject to post-Closing adjustment as provided in Section 2(g) based upon the Final Closing Statement of Assets and Liabilities. The Estimated Purchase Price, less a $10,000,000 Reserve Holdback as set forth in Section 2(i) below, shall be paid at Closing by Buyer's delivery of cash by wire transfer to a bank account in accordance with the instructions of Seller.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of CFC at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota, commencing at 9:00 a.m. local time on the last business day of the month in which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions

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the respective Parties will take at the Closing itself), or such other date and time as the Parties may mutually determine (the "Closing Date").

         (e) Deliveries at the Closing. At the Closing, (i) CFC and Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 8(a) below; (ii) Buyer will deliver to CFC and Seller the various certificates, instruments, and documents referred to in Section 8(b) below;
(iii) with respect to the other Acquired Assets, Seller will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including any applicable real property and Intellectual Property transfer documents) in the forms attached hereto as Exhibit B and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request, including but not limited to, UCC-3 Assignments; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller (A) an assumption in the form attached hereto as Exhibit C and (B) such other instruments of assumption as Seller and its counsel reasonably may request; and (v) Buyer will deliver to Seller the consideration specified in Section 2(c) above.

         (f) Pre-Closing Accounting Adjustments. Seller shall make the following pre-closing accounting adjustments; such adjustments are in addition to the requirements of Section 5(a) hereof. The effect of these adjustments shall be recorded in the Preliminary Closing Statement of Assets and Liabilities and in the Final Closing Statement of Assets and Liabilities as of the respective dates thereof.

              (i) Seller shall increase the allowance for losses from 2.2% of Finance Receivables as required by Section 5(a) to 5.0% of Finance Receivables (the amount of this increase shall be a pre-closing accounting adjustment).

              (ii) Leases shall be charged-off in accordance with the Buyer's charge-off rules (such charge-offs above Sellers normal charge-offs shall be a pre-closing accounting adjustment).

              (iii) Fixed assets and other assets shall be written-off pursuant to Buyer's accounting policies (such write-downs shall be a pre-closing accounting adjustment).

              (iv) The Interest Only Securities shall be written-off (the difference between the fair market value determined by Seller pursuant to Section 5(a)(x) and zero shall be a pre-closing accounting adjustment), however, the maximum amount of this pre-closing accounting adjustment which can be included in the definition of Pre-Closing Accounting Adjustment shall be $7,800,000.

         (g) Post-Closing Adjustment to Estimated Purchase Price. Not later than 60 days following the Closing, Seller shall cause to be prepared a Final Closing Statement of Assets and Liabilities as modified and limited by Section 2(f) and
Section 5(a) hereof and prepared in accordance with GAAP consistently applied and on a basis consistent with the preparation of the Preliminary Closing Statement of Assets and Liabilities, and Seller shall calculate the Purchase Price based upon the Final Closing Statement of Assets and Liabilities. Buyer shall provide Seller with such assistance as may be requested by Seller in connection with the preparation of

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the Final Closing Statement of Assets and Liabilities. Buyer, if it disputes the calculation of the Purchase Price or the Final Closing Statement of Assets and Liabilities, shall notify Seller in writing within thirty (30) days after receipt of the Final Closing Statement of Assets and Liabilities and Purchase Price computation, which notice shall specify in reasonable detail each adjustment proposed by Buyer. If Buyer does not so notify Seller, then the Purchase Price shall be as set forth on Seller's computation. If Buyer gives notice of any proposed adjustments, during the 30-day period following the date of such notice, Seller and Buyer shall attempt to resolve the appropriateness of such proposed adjustments. If at the end of such 30-day period Seller and Buyer shall have failed to reach a written agreement with respect to all such proposed adjustments, the proposed adjustments remaining in dispute shall be referred to arbitration to an accounting firm mutually acceptable to Buyer and Seller. If Buyer and Seller are unable to agree on an accounting firm, a nationally recognized accounting firm shall be chosen by lot by Buyer and Seller, however, such firm shall not be KPMG, LLP nor PricewaterhouseCoopers, LLP (the
"Accounting Firm") to determine the appropriateness of the remaining proposed adjustments. The adjustments so determined by written agreement of Seller and Buyer or by arbitration, as the case may be, shall be reflected in the final Purchase Price. The date that the Purchase Price is finally determined means the "Adjustment Date." The costs of the Accounting Firm shall be borne by the party whose position is not supported by the Accounting Firm's final determination or equally by Buyer and Seller if the Accounting Firm's final determination of the Purchase Price supports neither Buyer's nor Seller's position, and each of Buyer and Seller will promptly provide such information to the Accounting Firm as such firm shall request.

         (h) Payment of Purchase Price Adjustments. If the final Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay such excess, together with interest thereon from the Closing Date to the date such excess is paid at a fluctuating rate per annum which at all times shall be equal to the LIBOR as in effect from time to time, within seven days after the Adjustment Date, by wire transfer of immediately available funds to such bank account in the United States bank as Seller shall designate in the amount of such excess. If the Estimated Purchase Price exceeds the final Purchase Price, Seller shall pay such excess within seven days after the Adjustment Date, by wire transfer of immediately available funds to such bank account in the United States bank as Buyer shall designate in the amount of such excess, together with interest thereon at the LIBOR from the Closing Date to the date such excess is paid.

         (i) Reserve Holdback. Buyer shall holdback $10,000,000 from the Purchase Price and such amount shall be placed in a reserve fund (the "Reserve Holdback"). The Reserve Holdback shall be established, maintained and administered pursuant to Addendum 1 attached hereto and made a part hereof.

         Section 3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties Regarding Seller and CFC. Seller and CFC, jointly and severally, hereby represent and warrant to Buyer as follows:

              (i) Organization. CFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Vendor Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. Vendor Services and each of the Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Vendor Services and the Subsidiaries.

              (ii) Authority. Seller and CFC have all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and CFC and the consummation by each of Seller and CFC of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Seller and CFC. This Agreement has been duly executed and delivered by Seller and CFC, and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and the validity and binding effect hereof on Buyer) constitutes the valid and legally binding obligation of Seller and CFC, enforceable against each of Seller and CFC in accordance with its terms.

              (iii) Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
         Section 3(a)(iii) have been obtained and all filings and obligations described in this Section 3(a)(iii) have been made, the execution and delivery of this Agreement by each of Seller and CFC does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Seller and CFC will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the Acquired Assets under, any provision of (i) the charter or bylaws of Vendor Services or CFC, (ii) any provision of the comparable charter or organization documents of any of the Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to CFC or Seller (other than the Lease Documents) or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CFC or Seller or any of their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such violations, defaults, rights of termination, cancellation or acceleration, loss of material benefit or rights or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect on Seller, materially impair the ability of CFC or Seller to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any federal or state court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to CFC or Seller in connection with the execution and delivery of this Agreement by CFC and Seller or is necessary for the consummation of the transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Act or the BHC Act, (ii) such filings as may be required in connection with the Taxes described in Section 7, (iii) such filings and consents as may be required under federal and state finance, lending and banking laws and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Seller or prevent the consummation of any of the transactions contemplated hereby.

              (iv) Brokers. No broker, investment banker or other person (other than Merrill Lynch & Co., the fees and expenses of which will be paid by CFC) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CFC or Seller.

         (b) Representations and Warranties of Buyer. Buyer represents and warrants to CFC and Seller as follows:

              (i) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

              (ii) Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming the valid authorization, execution and delivery of this Agreement by CFC and Seller and the validity and binding effect hereof on CFC and Seller) constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (iii) Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
         Section 3(b)(iii) have been obtained and all filings and obligations described in this Section 3(b)(iii) have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller under, any provision of (i) the charter or bylaws of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, other than, in the case of clauses (ii) or (iii), any such violations, defaults, rights or Liens that, individually or in the aggregate, would not materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or is necessary for the consummation of the transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Act or the BHC Act, (ii) such filings as may be required in connection with the Taxes described in
         Section 7, (iii) such filings and consents as may be required under federal and state commercial finance, lending and banking laws and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

              (iv) Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

              (v) Financing. Buyer has available, and on the Closing Date, will have available, sufficient funds, available lines of credit and other sources of immediately available funds to enable it to pay the Purchase Price and otherwise consummate the transactions contemplated by this Agreement on the terms and conditions set forth herein. Buyer's obligations hereunder are not subject to any conditions regarding Buyer's ability to obtain financing for the consummation of the transactions contemplated herein.

         Section 4. Representations and Warranties Concerning the Business. CFC and Seller represent and warrant to Buyer that the statements contained in this
Section 4 are true and correct, except as set forth in the disclosure schedule delivered by CFC and Seller to Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule").

         (a) Title to Acquired Assets. Seller has good and marketable title to the properties and assets of Seller and a valid leasehold interest in the leased properties and leased equipment used by the Seller in connection with the Business, shown on the Most Recent Statement of Assets and Liabilities or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of or repaid in the Ordinary Course of Business since the date of the Most Recent Statement of Assets and Liabilities.

         (b) [Reserved.]

         (c) Financial Information. Included in Section 4(c) of the Disclosure
Schedule is a statement of assets and liabilities for Seller as of October 31, 2000 (the "Most Recent Statement of Assets and Liabilities") and as of June 30, 2000, August 31, 2000 and September 30, 2000 (together with the Most Recent Statement of Assets and Liabilities, prepared in accordance with GAAP consistently applied, the "Statements of Assets and Liabilities") derived from CFC's unaudited consolidating balance sheets as of such date. The Statements of Assets and Liabilities have been prepared on a basis consistent with exhibit
2.1.1 of the due diligence information
provided to Buyer, provided however, that the Statements of Assets and Liabilities break the grouping "finance receivables" into its appropriate categories. All Acquired Assets which are either material or which would be required to be recorded on the books and records of Seller in accordance with GAAP and Seller's past accounting practices, are set forth in the Most Recent Statement of Assets and Liabilities. All Assumed Liabilities which are material and which would be required to be recorded on the books and records of Seller in accordance with GAAP and Seller's past accounting practices, are set forth in the Most Recent Statement of Assets and Liabilities. The Statements of Assets and Liabilities are prepared in accordance with GAAP and are complete and accurate in all material respects and are consistent with the internal books and records of Seller.

         (d) Subsequent Events. Since the date of the Most Recent Statement of Assets and Liabilities, there has not been any Material Adverse Change in the Business.

         (e) Permits and Compliance. Seller is in possession of all licenses, grants, authorizations, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Seller to lease and operate its properties or to carry on the Business as it is now being conducted (the "Seller Permits"). No suspension or cancellation of any of the Seller Permits is pending or, to the Knowledge of Seller, threatened. Seller is not in violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Seller. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease (other than the Lease Documents), contractual license or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of the properties, assets or operations of Seller is subject.

         (f) Contracts. Section 4(f) of the Disclosure Schedule lists all written contracts and other written agreements, other than Lease Documents, to which Seller is a party (the "Third Party Contracts"). Seller has delivered to Buyer correct and complete copies of the Third Party Contracts listed in Section 4(f) of the Disclosure Schedule (as amended to date). With respect to each Third Party Contract as of the date hereof: (A) the agreement is valid and enforceable in accordance with its terms in all material respects, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditor's rights generally and subject to the effect of public policy and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally; (B) the agreement will continue to be valid and enforceable to the same extent as described in clause (A), and in full force and effect following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); and (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement.

         (g) Real Property. Seller owns no real property related to the operations of the Business. Section 4(g) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Seller, relating to the Business. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Section 4(g) of the Disclosure Schedule (as amended to date). Such leases and subleases are in full force and effect and Seller holds a valid and existing leasehold interest under each such lease and sublease. Seller is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in a default, under any of such leases or subleases; nor, to the Knowledge of CFC and Seller, is any other party to any of the leases or subleases in default thereunder.

         (h) Lease Transactions and Lease Documents.

              (i) Each Lease constitutes a valid, binding, non-cancelable and enforceable payment obligation of the Obligor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies.

              (ii) Each Lease was originated by Seller in the Ordinary Course of Business or, in the case of any Lease purchased by Seller, was acquired by Seller for proper consideration and on arm's length terms and was validly assigned to Seller by the originator of such Lease without recourse.

              (iii) Each Lease contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related equipment.

              (iv) Each Lease complies with all requirements of applicable federal, state and local laws and regulations.

              (v) Subject only to the Securitizations, Seller has good title to each Lease and Seller's interest in the related equipment (subject to the terms of such Lease) and is the sole owner thereof, free of all Liens.

              (vi) Subject only to the Securitizations, no Person (other than Seller) has a participation in or other right to receive scheduled payments under any Lease, and Seller has not taken any action to convey any right to any Person that would result in such Person having a right to scheduled payments received with respect to any Lease.

              (vii) Each Lease was originated or acquired by Seller without any fraud or misrepresentation.

              (viii) Each Obligor had a location in the United States at the inception of the Lease; and the asset location for each Lease and address for each Lease in its records is accurate.

              (ix) Seller warrants that Buyer shall suffer no Adverse Consequences due to the failure by Seller or any other Person to make a filing and or take other actions required to be made, taken or performed in any jurisdiction to give Seller an ownership or perfected security interest in the tangible equipment underlying a Lease, except with respect to equipment having an initial purchase price of $25,000 or less.

              (x) There exists a lease file pertaining to each Lease, and such lease file contains the Lease Documents or a facsimile copy thereof.

              (xi) Each Lease prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Lease by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related equipment, without the prior consent of the lessor, other than Leases which may (a) permit assignment to a subsidiary, corporate parent or other affiliate, (b) permit the assignment to a third party, provided the Obligor remains liable under the Lease or (c) permit assignment to a third party with a credit standing (determined by Seller in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

              (xii) The Obligor under each Lease is required to make payments thereunder (a) in United States dollars and (b) in fixed amounts and on fixed and predetermined dates.

              (xiii) Each Lease requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related equipment, the payment of all premiums for insurance of such equipment and the payment of all taxes (including sales and property taxes) relating to such equipment.

              (xiv) Each Lease requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be) and all payments were made on the dates indicated on the data tape information provided during due diligence and will have been made on the dates indicated on the data tape provided on the Closing Date.

              (xv) The terms of each Lease constituting a lease agreement provide that, if the leased equipment is damaged or destroyed, the Obligor is required either (a) to repair such equipment, (b) to make a termination payment to the lessor in an amount not less than the sum of all unpaid scheduled payments through the end of the term of the Lease or the principal amount then outstanding plus accrued interest thereon, as appropriate (except some may be discounted at a rate set forth in the Lease Documents) (the "Lease Payoff Amount") or (c) in some cases, to replace such damaged or destroyed equipment with other equipment of comparable use and value.

              (xvi) Seller and CFC warrant that Buyer shall suffer no Adverse Consequence as a result of cancellation of a Lease with a federal or municipal entity caused by non-funding or non-appropriation.

              (xvii) No provisions of any Lease have been waived, altered or modified, in any material respect, except as indicated in the lease file and reflected by the cash flow data provided to Buyer during due diligence.

              (xviii) Each Obligor has accepted the related equipment and has had reasonable opportunity to inspect and test such equipment.

              (xix) Each Lease constitutes and will continue to constitute a valid reservation of title by Seller to the related equipment.

              (xx) No consent of any Obligor is required to assign and transfer any Lease to Buyer and each Lease is a complete and exclusive statement of the entire agreement between Seller and Obligor.

              (xxi) All security deposits held by Seller in connection with Obligors residing in New York, are maintained in an account in compliance with all laws.

              (xxii) All Leases and all Lease information provided by Seller to Buyer, including, but not limited to, balances, payments, credits, other charges, insurance premiums and interest, are Year 2000 Compliant. As used herein "Year 2000 Compliant" shall mean that any product, process, service, system or piece of equipment used to record, store, process, calculate, sort, compare, transfer and/or present any dates/time data, in connection with the Leases and Lease information, accurately processes from, into or between the years 1999 and 2000 and leap year calculations (Year 2000 is a leap year).

         (i) Transition Services Agreement. Vendor Services currently provides all services to CFC, via Vendor Services' LeaseWorks computer hardware and software system, that Buyer is being asked to provide under the Transition Services Agreement.

         (j) Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Seller, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of Seller, as such, or any of its or their properties, assets or business. There are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of CFC and Seller, threatened against or involving Seller or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Seller or materially impair the ability of Seller to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of CFC and Seller, threatened against or affecting Seller or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

         (k) Certain Agreements. Seller is not a party to any oral or written agreement or plan, including any employment agreement or severance agreement, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (collectively, "Change in Control Agreements"). Section 4(k) of the Disclosure Schedule sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Change in Control Agreement, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof and (ii) the total amount of indebtedness owed to Seller from each officer or director of Seller. CFC has entered into agreements with certain employees of Seller under CFC's retention bonus program pursuant to which CFC will be obligated to make payments to such employees if, after the Closing, they complete a specified period of employment with Buyer (collectively, "Retention Bonus Agreements"). CFC will continue to be obligated under such Retention Bonus Agreements after the Closing Date. Section 4(k) of the Disclosure Schedule also sets forth each officer, director or employee of Seller who is a party to a Retention Bonus Agreement and the total amount that each such person is eligible to receive thereunder.

         (l) Employee Benefit Plans. All Employee Benefit Plans covering employees of Seller are sponsored by CFC or an Affiliate of CFC (other than Seller).

         (m) Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of Seller are in compliance with all applicable Worker Safety Laws and Environmental Laws. With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Seller that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws.

         (n) Labor Matters. Seller is not a party to any collective bargaining agreement or labor contract. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of CFC and Seller, threatened against or affecting Seller which may interfere with the respective business activities of Seller

         (o) Intellectual Property. Section 4(o) of the Disclosure Schedule describes all Intellectual Property rights owned by, licensed to or otherwise controlled by Seller in connection with the Business. Seller owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in Section 4(o) of the Disclosure Schedule. Seller has not infringed any Intellectual Property Rights of any third party.

         (p) Securitizations.

             (i) Section 4(p)(i) of the Disclosure Schedule sets forth a true and correct list of securitization transactions for which Seller (or one or more Subsidiaries included within "Seller" as that term is defined herein) (the "Securitization Transactions") is currently acting as one or more of "servicer" or "master servicer," together with a true and correct list of all sale and servicing agreements, indentures of trust, insurance contracts, undertakings with rating agencies, sub-servicing agreements, and any other contract of any type or description relating to such Securitization Transactions (all of the foregoing referred to herein as the "Securitization Agreements") and Seller has furnished to the Buyer true, correct and complete copies of all Securitization Agreements, and there are no agreements, written or oral, that modify or amend any of such Securitization Agreements, except as disclosed in Section 4(p)(i) of the Disclosure Schedule and except for notifications for change of address.

             (ii) Each of the Securitization Agreements is a valid and binding agreement of the Seller and is enforceable by Seller against the other parties thereto in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles.

             (iii) The Seller has the right under the Securitization Agreements, subject only to the consents, notices, and other requirements contemplated therein, to transfer and assign all of its rights thereunder to the Buyer, including without limitation, the right to re-purchase any assets pursuant to the Securitization Agreement. Subject to the giving of notice to, and Seller's receipt of any consents from third parties, as well as the agreement of Buyer and the Buyer Affiliates to be bound and obligated and Buyer and the Buyer Affiliates meeting any requirements with respect to successor entities set forth therein, as may be required by the Securitization Agreements, the execution, delivery and performance of this Agreement, and the transfer and assignment by Seller of its rights under each Securitization Agreement pursuant hereto will not constitute a breach of any Securitization Agreement and will vest Buyer with good and marketable title to the rights of Seller thereunder, free and clear of any liens or claims.

             (iv) The Seller has complied in all respects with the terms of the Securitization Agreements, and all reports delivered by Seller in its capacity as "servicer" pursuant to the terms of any Securitization Agreement are true, correct and complete in all material respects. No event of default, or event that would result in an event of default, has occurred that would give rise to a right of another party thereto to terminate any Securitization Agreement or Seller's rights as "servicer" or "master servicer" thereunder, and Seller has not received any notice of such termination.

             (v) Each Lease sold and currently held in connection with a Securitization Transaction complied at the time of sale in all respects with the representations set forth in the Securitization Agreements, and to the extent that Seller was obligated to repurchase or substitute Leases in connection with a Securitization Transaction, all such repurchases or substitutions have complied with the terms of the Securtization Agreements pursuant to which they were made, and Seller, as of the date hereof, and as of the Closing Date, has no outstanding obligation to repurchase any such Lease.

             (vi) On the Closing Date, all representations and warranties, other than those relating to Buyer or the Buyer Affiliates or solely under the control of Buyer and the Buyer Affiliates, required to be made pursuant to Section 6.2 and Section 7.2 of the respective Contribution and Servicing Agreements set forth in section 4(p)(i) of the Disclosure Schedule, shall be true and correct.

         Section 5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         (a) Conduct of Business of the Company.

             (1) Except as permitted by clauses (i) through (xiv) of Section 5(a)(2), during the period from the date of this Agreement through the Closing Date, Seller shall:

             (i) in all material respects carry on the Business in the Ordinary Course of Business, including but not limited to, maintaining Seller's credit approvals consistent with past practices, and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations;

             (ii) keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, brokers, vendors, dealers and others having business dealings with Seller to the end that its goodwill and the Business shall be unimpaired as of the Closing Date;

             (iii) continue to account for Seller's SFAS 91 deferred expenses under the accounting method in place on August 31, 2000, provided however, that the deferred asset shall be no more that 3.75% of the Finance Receivables on the Closing Date;

             (iv) continue to book residuals consistent with past practice;

             (v) maintain an allowance for losses of no less than 2.20% of the Finance Receivables, prior to the effect of Section 2(f)(ii), on the Closing Date;

             (vi) charge-off all Leases more than three hundred sixty (360) days contractually delinquent;

             (vii) record accrued interest payable on all outstanding debt;

             (viii) write-off unreconciled balance sheet items over ninety (90) days old;

             (ix) not enter into any additional off-balance sheet securitizations. In addition, Seller shall not enter into any term-debt on-balance-sheet securitizations or new commercial paper conduit funding;

             (x) account for the Interest Only Securities consistent with past practices, except that Interest Only Securities shall be marked to fair market value on the Preliminary Statement of Assets and Liabilities and the Final Statement of Assets and Liabilities;

             (xi) exercise and complete the clean-up call related to the Securitization Transaction known as Green Tree Lease Finance 1997-1, LLC and account for all of the effects of such clean-up call;

             (xii) record a prorata portion of the expected revenue or profit sharing under the Gateway vendor agreement;

             (xiii) maintain a delinquency percentage for the Gross Finance Receivables which are 60 or more days contractually delinquent, of no greater than 3.50% of the Gross Finance Receivables and such percentage shall be calculated consistently with information provided Buyer by Seller during Buyer's due diligence;

             (xiv) within ten (10) days after each month-end between the date of this Agreement and the Closing Date provide Buyer with a data tape, in the same format as provided to Buyer for due diligence purposes, containing information on Leases;

             (xv) ten (10) days prior to the Closing Date provide Buyer with a data tape, in the same format as provided to Buyer for due diligence purposes, containing information on Leases entered into between the date hereof and fifteen (15) days prior to the Closing Date which are outside the parameters of Section 5(a)(2)(xiv);

             (xvi) provide Buyer with reasonable information/documentation that Gateway and Tamco intend to continue their vendor relationship with Buyer after the Closing Date; and

             (xvii) reduce the credit authority of Seller's General Manager (Keith Boudreau) to $100,000, complete Buyer's credit review on each application over $100,000 (such forms to be provided to Seller by Buyer) and have such reviews approved by Seller's Senior VP and General Manager prior to forwarding to Buyer for consent pursuant to Section 5(a)(2)(xiv).

         (2) Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, Seller shall not without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

              (i) [Reserved.]

              (ii) amend its charter or bylaws;

              (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any Person or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the Ordinary Course of Business;

              (iv) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, including the Leases, other than transactions that are in the Ordinary Course of Business;

              (v) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than in the Ordinary Course of Business;

              (vi) enter into or adopt any, or amend any existing, severance plan or Change in Control Agreement or enter into or amend any Employee Benefit Plan or employment or consulting agreement, except as required by applicable law. Notwithstanding the foregoing, CFC may amend any Employee Benefit Plan covering employees of Seller, provided that any such amendment applies generally to employees of CFC and its Affiliates and not exclusively to employees of Seller;

              (vii) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the Ordinary Course of Business in salaries or wages of employees of Seller) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director or officer of Seller, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee. Notwithstanding the foregoing, Seller may accelerate to a date prior to the Closing the payment to employees of customary bonuses for services rendered in the year 2000;

              (viii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon Seller by any applicable law, rule, regulation, guideline or ordinance of any Governmental Entity;

              (ix) make any change to accounting policies or procedures, except as required by another provision of this Agreement;

              (x) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

              (xi) enter into or amend any agreement or contract or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $50,000 per month;

              (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Final Closing Statement of Assets and Liabilities or incurred in the Ordinary Course of Business;

              (xiii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

              (xiv) enter into any Lease and/or Lease Transactions which is in an amount greater than $100,000.

         (b) Access to Information. Seller shall afford to the accountants, counsel, financial advisors and other representatives of Buyer reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Closing Date, all properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) of Seller. During such period, Seller shall furnish promptly to Buyer all information concerning the business, properties and personnel of Seller as Buyer may reasonably request. All information obtained by Buyer pursuant to this Section 5(b) shall be kept confidential in accordance with the Confidentiality Agreement dated April 14, 2000 (the "Confidentiality Agreement") between Conseco and Wells Fargo & Company.

         (c) Reasonable Efforts.

              (i) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to: (A) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the Hart-Scott-Rodino Act or the BHC Act), (B) the obtaining of all necessary consents, approvals or waivers from third parties, (C) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. None of the Parties shall consent to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any Governmental Entity without the consent of the other Parties, which consent shall not be unreasonably withheld.

              (ii) Each of the Parties shall use all reasonable efforts to not take any action, or enter into any transaction, which would cause any of the representations or warranties of such Party contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

              (iii) Seller agrees to reasonably cooperate with Buyer to convert the Business at Closing to Buyer's general ledger system.

         (d) Public Announcements. None of the Parties will issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding the foregoing, each Party shall have the right to issue a press release regarding the transactions contemplated hereby upon the signing of this Agreement and upon the Closing; provided, however, that each Party will notify the other Parties if it intends to issue such a press release and provide the other Parties with the text of the press release and reasonable opportunity to comment in advance of its release to the public.

         (e) Notification of Certain Matters. Buyer shall use its reasonable efforts to give prompt notice to Seller and CFC, and Seller and CFC shall use their reasonable efforts to give prompt notice to Buyer, of: (i) the occurrence or non-occurrence of any event of which any of them is aware that would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Buyer or of Seller or CFC, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Buyer or Seller, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5(e) shall not limit or otherwise affect the remedies available hereunder.

         Section 6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

         (b) Litigation Assistance. In the event and for so long as any of the Parties actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transactions contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business, the other Parties shall cooperate with the contesting or defending Party and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below). In addition, CFC agree to provide Buyer with such assistance as Buyer may reasonably request in connection with the assumption by Buyer of the Assumed Litigation Obligations. Buyer agrees to reimburse CFC for all out-of-pocket expenses incurred by CFC in providing such assistance.

         (c) Reserved

         (d) Use of Name. Seller hereby authorizes the Buyer, for a period of one hundred eighty (180) days following the Closing Date, to use Seller's name to identify Buyer as Seller's successor in interest to each Lease, Lease Document and/or Lease Transaction.

         (e) Employee Benefits and Employment.

             (i) Hiring of Employees. Effective on the Closing Date, immediately prior to the consummation of the Closing, each of the employees of Seller employed in the Business, including any such employees who are absent due to vacation, illness, or maternity/paternity leave (employees on maternity/paternity leave shall be identified to Buyer prior to the Closing Date), and specifically excluding any employee:
         (A) who is set forth in Section 6(e)(i) of the Disclosure Schedule, or
         (B) who is on short-term (other than employees on maternity leave) or long-term disability ("Inactive Employees"), shall cease to be employed by Seller, and Buyer shall offer employment with Buyer to each such employee. With regard to all employees hired by Seller during the period from the date this Agreement to the Closing Date, Buyer has the option to update Section 6(e)(i) of the Disclosure Schedule on the Closing Date. Each such employee who accepts, as of the Closing Date, such offer of employment shall hereinafter be referred to as a "Transferred Employee." All Transferred Employees shall be employees-at-will of Buyer.

             (ii) (A) In General. Buyer shall provide the Transferred Employees with the employee benefits being provided to Buyer's own employees, subject to the terms of those Employee Benefit Plans of Buyer (the "Buyer's Employee Benefits"), and shall credit Transferred Employees' service with Seller for purposes of eligibility and vesting under all of Buyer's welfare benefit plans and qualified pension and profit sharing plans to the extent that such service credit would be relevant. No exclusions for pre-existing conditions shall apply to any disability or medical benefit plan for which Transferred Employees may be eligible with respect to any condition for which the Transferred Employees were covered under any disability or medical benefit plan maintained by Seller or CFC.

                  (B) Notice. Except as otherwise expressly provided in this
         Section 6(e), Seller, and effective as of the Closing Date, Buyer shall give notice to all Transferred Employees that, except as otherwise expressly provided herein, all benefits and/or accruals previously provided under the Employee Benefit Plans of CFC will terminate on the Closing Date and will be replaced by Buyer's Employee Benefits.

             (iii) Certain Welfare Benefits and Pay Status. Notwithstanding anything to the contrary in this Section 6(e), Seller shall retain all Liabilities for employee benefits provided as of the Closing Date to the Inactive Employees.

             (iv) Paid Time Off. Transferred Employees shall receive credit for service with Seller for purposes of computing paid time off benefits (including vacation, sick leave and personal holidays) to which similarly situated employees of Buyer are or may become entitled under the terms of Buyer's paid time off policies. On or prior to the Closing Date Seller shall pay all Transferred Employees paid time off accrued prior to the Closing Date under Seller's paid time off policies.

             (v) WARN Act Compliance. Following the Closing Date, Buyer shall comply in all respects with the Worker's Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and shall not take any action which would subject Seller to any disclosure or announcement obligations under the WARN Act with respect to employees of Seller or the Subsidiaries. As of the date hereof, Buyer does not contemplate any "plant closing" or "employee mass layoff," as such terms are used in the WARN Act, with respect to the Business or the Transferred Employees on or before 91 days following Closing.

             (vi) Indemnification. Buyer waives any and all claims against Seller, CFC or CFC's Employee Benefits Plans (including, without limitation, the trustees of such plans) it may have under ERISA, with respect to employee benefits, or any benefit related claims it may assert on behalf of Transferred Employees against Seller, CFC or CFC's Employee Benefit Plans (including, without limitation, the trustees of such plans), except with regard to amounts that Buyer has been required to pay out of pocket pursuant to a court order.

             (vii) Welfare Benefit Plans; Liabilities Retained by Sellers.

                  (A) Seller shall retain and be responsible for the welfare benefits of all present and former employees, other than Transferred Employees;

                  (B) Seller shall retain Liability for COBRA qualifying events occurring before the Closing Date;

                  (C) Seller shall retain Liability for Seller's Retention Bonus Program;

                  (D) Seller shall retain Liability for Seller, CFC and/or Conseco issued stock options;

                  (E) Seller shall retain Liability for amounts payable under Seller's incentive, commission, and bonus plans;

                  (F) Seller shall retain Liability for benefits due or amounts payable under Seller's paid time off policies; and

                  (G) Seller or CFC shall retain Liability for medical, disability or other benefit claims incurred by Transferred Employees under Seller's or CFC's disability or medical or other similar plans prior to the Closing Date.

             (viii) Retirement Plan.

                  (A) CFC shall retain and be responsible for benefits under CFC's 401(k) plan for the Transferred Employees through the Closing Date. CFC shall cause its 401(k) plan to make available distributions of the amount of account balances vested as of the Closing Date to Transferred Employees pursuant to Section 401(k)(10)(A)(iii) of the Code.

             (ix) Cooperation.

                  (A) With respect to all benefits for which Seller or CFC is responsible under this Section 6(e), Buyer shall cooperate with Seller and CFC by promptly providing the information reasonably requested by Seller or CFC to enable Seller or CFC to perform its obligations. Buyer shall direct all claimants and claims for such benefits to Seller.

                  (B) With respect to all benefits for which Buyer is responsible under this Section 6(e) or otherwise provides to Transferred Employees, Seller shall cooperate with Buyer by promptly providing the information reasonably requested by Buyer to enable Buyer to perform its obligations. Seller shall direct all claimants and claims for such benefits to Buyer. Seller shall provide Buyer with such reasonable access prior to the Closing Date as may be necessary or appropriate to enable Buyer to enroll Transferred Employees into Buyer's Employee Benefits and otherwise fulfill its obligations under this Section 6(e).

                  (C) After the Closing Date, Seller and Buyer each will cooperate with the other in providing reasonable access to all information required for the operation of, or the preparation and submission of reports or notices required in connection with the operation of the employee benefit programs maintained by Seller, CFC or Buyer or their Affiliates which covers any of the Transferred Employees, including, without limitation, the preparation and submission of reports or notices to the PBGC, the Department of Labor, the Internal Revenue Service, or any other agency of the U.S. Government.

         (f) Books and Records.

             (i) Buyer agrees to retain the Leases and Lease Documents for a period of five (5) years following the Closing Date.

             (ii) For a period of two (2) years from the Closing Date, Buyer shall allow Seller and its agents reasonable access, in connection with the Leases or Seller's obligations under this Agreement, to all Leases and Lease Documents which are transferred to Buyer in connection herewith, during normal working hours at Buyer's principal places of business or at any location where such documents are stored.

             (iii) For a period of two (2) years from the Closing Date, Buyer shall make available to Seller upon written request and at Seller's expense, but consistent with Buyer's business requirements, (1) copies of such Leases and Lease Documents as Seller may reasonably request,
         (2) Buyer's personnel to assist Seller in locating and obtaining such documents and (3) any of Buyer's personnel whose assistance or participation is required by Seller, in anticipation of, or preparation for, existing or future litigation or other matters in which Seller is involved.

         (g) Noncompetition.

             (i) For a period of four (4) years from and after the Closing Date, neither CFC nor any other Conseco Entity will:

              (A) engage, anywhere in the United States of America, in any
                  Competitive Business (as hereinafter defined) or

              (B) acquire, own or hold any interest in any Competitive Business in the United States.

             "Competitive Business" means any business of providing commercial equipment financing in the computer, office products and telecommunications markets through transactions, arrangements or activities substantially similar to Lease Transactions. "Competitive Business" does not include (A) leases between CFC and its subsidiaries (or between any subsidiaries of CFC) and (B) financing for individual, family or household purposes.

             Notwithstanding the foregoing: (A) no Person owning less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to violate this Section 6(g) solely by reason of such ownership interest and (B) this Section 6(g) shall not be construed to preclude CFC or any other Conseco Entity from directly or indirectly acquiring a corporation or other entity or group of corporations or other entities (the "Acquired Business") that is engaged in a Competitive Business so long as (x) the Competitive Business has assets with a net book value on a managed basis of less than $50,000,000 or (y) if the Competitive Business has assets with a net book value on a managed basis of $50,000,000, so long as CFC or such other Conseco Entity divests itself, within six (6) months, of substantially all of the Acquired Business that is engaged in such Competitive Business.

             (ii) If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 6(g)(i) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (h) Non-Solicitation of Employees. For a period of four (4) years following the Closing Date, without the prior approval of Buyer, neither CFC nor any other Conseco Entity shall solicit any Transferred Employee or induce or attempt to induce any Transferred Employee out of the employ of Buyer.

         (i) Notification of Employee Status. Buyer agrees to notify CFC, upon the written request of CFC, of the employment status of each of Seller's current employees who is a party to a Retention Bonus Agreement.

         Section 7. Tax Matters.

         (a) Definitions. Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

             (i) "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including Code Section 59A), customs, duties, real property, personal property, capital stock, intangibles, social security, employment, unemployment, disability, payroll, license, employee, or other tax, withholding tax or levy, of any kind whatsoever (including any deferred tax), including any interest, penalties or additions to tax in respect of the foregoing.

             (ii) "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administration requirements relating to any Tax.

         (b) Tax Representations. Seller, CFC and Conseco represent and warrant to Buyer as follows:

             (i) Any and all Taxes relating to the Acquired Assets and the Assumed Liabilities which are due and payable on or prior to the Closing Date have been paid in full, or will be so paid on or prior to the Closing Date except to the extent the non-payment of which would not result in a lien on any Acquired Asset or would not result in Buyer becoming liable or responsible therefor. All Tax Returns (including extensions or amendments thereto) required to be filed with any relevant taxing authority on or prior to the Closing Date with respect to any and all Taxes relating to the Acquired Assets or Assumed Liabilities, have been timely filed or will be timely filed on or prior to the Closing Date except to the extent the non-filing of which would not result in a lien on any Acquired Asset or would not result in Buyer becoming subject to any liability therefor.

             (ii) With respect to any Securitization Transaction, no action has been taken nor has any action failed to be taken which would adversely affect the characterization or tax treatment for federal, state, or local income or franchise tax purposes of the issuer or any securities issued in a Securitization Transaction or would create any entity level of taxation with respect to the trusts. All required federal, state and local tax and information returns relating to any Securitization Transaction have been properly filed for all periods ending on or before the Closing Date.

         (c) Liability for Taxes.

             (i) Liability of Seller, CFC and Conseco. With respect to the Acquired Assets and the Assumed Liabilities transferred at the Closing, Seller, CFC and/or Conseco shall be liable for and indemnify Buyer for all real property, personal property and similar ad valorem Taxes imposed on such Acquired Assets for
                  (1) any taxable year or period that ends on or before the Closing Date and (2) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

             (ii) Liability of Buyer. With respect to the Acquired Assets and the Assumed Liabilities transferred at the Closing, Buyer shall be liable for and indemnify Seller, CFC and Conseco for all real property, personal property and similar ad valorem Taxes imposed on such Acquired Assets or income therefrom, such Assumed Liabilities or payments in respect thereof for (1) any taxable year or period that begins after the Closing Date and (2) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date.

             (iii) Proration of Taxes. Except as otherwise agreed to by the parties, for purposes of Subparagraphs (i) and (ii) above, whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended at the close of business on the Closing Date. With respect to any real property or personal property Taxes for a period that begins before and ends after the Closing Date, such Taxes shall be apportioned based on the number of days in the taxable period on or prior to the Closing Date.

         (d) Sales and Transfer Taxes. All excise, sales, use, transfer and similar taxes that are payable or that arise as a result of the consummation of the purchase and sale contemplated by this Agreement shall be borne by CFC whether such Taxes are imposed upon Seller or Buyer.

         (e) Payments of Amounts Due under this Section 7. All payments subsequent to the Closing Date under this Section 7 shall be made as soon as determinable or when payment is due to the applicable taxing authority, whichever is later, and shall be made and bear interest from the date determinable or when payment is due to the applicable taxing authority, whichever is later, to the date of payment at the average of the Federal Funds Rate or Rates in effect from time to time during such period.

         (f) Tax Returns. Except as otherwise provided in this Section 7 and as otherwise agreed to by the parties, with respect to the Purchased Assets and Assumed Liabilities, (a) Seller, CFC and/or Conseco shall file or cause to be filed when due all Tax Returns that are required to be filed with respect to such Acquired Assets or income therefrom, such Assumed Liabilities or payments in respect thereof for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns and (b) Buyer shall file or cause to be filed when due all Tax Returns with respect to such Acquired Assets or income therefrom or such Assumed Liabilities or payments in respect thereof for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. If Seller, CFC or Conseco, on the one hand, or Buyer, on the other hand, shall be liable hereunder for any portion of the Tax shown due on any Tax Return prepared by the other party, the party preparing the Tax Return shall deliver a copy to the party so liable not less than ten (10) days prior to the date on which such Tax Return is due to be filed (taking into account any applicable extensions). Seller, CFC, Conseco or Buyer as the case may be shall pay in immediately available funds the Taxes for which it is liable pursuant to Section 7(c )(i) or 7(c )(ii) but which are payable with Tax Returns to be filed by the other party pursuant to the previous sentence on the due date for the payment of such Taxes.

         (g) Assistance and Cooperation. Seller, CFC and Conseco, on the one hand, and Buyer, on the other hand, shall after the Closing Date:

             (i) Assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 7 including any returns or forms required pursuant to Section 7(e); provided, however, that either party may withhold, or excise portions of, confidential records, documents or information if it is necessary to do so to reasonably protect the confidentiality thereof;

             (ii) Cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns with respect to the Acquired Assets or income therefrom or the Assumed Liabilities or payments in respect thereof;

             (iii) Make available to the other and to any taxing authority as is reasonably requested all relevant information, records, and documents relating to Taxes with respect to the Acquired Assets or income therefrom or the Assumed Liabilities or payments in respect thereof;

             (iv) Provide timely notice to the other in writing of any pending or proposed tax audits or assessments with respect to the Acquired Assets or the income therefrom, or the Assumed Liabilities or payments in respect thereof for taxable periods for which the other may have a liability under this Section 7;

             (v) Furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period referred to in Subsection (iv) above; and

             (vi) The party requesting assistance or cooperation shall bear the other party's reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.

         (h) Period of Indemnification. Without limiting the provisions of
Section 7(g), the notification and contest provisions of Section 9 shall apply to claims for indemnification under Section 7; provided, however, that notice of claim for indemnification pursuant to Section 9 shall be given as promptly as 9practicable, but no later than sixty (60) days after the notice of a claim or demand for Taxes for which indemnity may be sought from the indemnifying party pursuant to this Section 7 is received from the relevant Tax authority. The representations in Section 7(b) shall survive the Closing until ninety (90) days after the expiration of the relevant limitations period for the assertion of claims by the relevant Tax authority.

         Section 8. Conditions to Obligation to Close.

         (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby at the Closing is subject to satisfaction of the following conditions:

             (i) the representations and warranties of Seller and CFC set forth in Section 3(a) and Section 4 above shall be true and correct in all respects (except to the extent such representations and warranties speak as of an earlier date) when made and as of the Closing Date; provided, however, that for purposes of determining satisfaction of the condition contained in this Section 8(a)(i), (A) no effect shall be given to any exception in such representations relating to materiality, Material Adverse Change or Material Adverse Effect and (B) such representations and warranties shall be deemed to be true and correct in all respects unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, results in a Material Adverse Effect on Seller;

             (ii) Seller and CFC shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

             (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

             (iv) Seller and CFC shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 8(a)(i) and (ii) is satisfied in all respects;

             (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act or the BHC Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities referred to in Section 3(a)(iii) and Section 3(b)(iii) above, except that any filings which are not either (i) specifically required by this Agreement or (ii) mandatory filings with a Governmental Entity, shall be deemed to be excluded from this Section 8(a)(v);

             (vi) CFC (or one of its Affiliates) shall have executed the Transition Services Agreement;

             (vii) Seller shall have received all consents to assignment in connection with the real property leases and subleases set forth in
         Section 4(g) to the Disclosure Schedule, except that Seller shall retain the Liability for the real property lease in Bloomington, Minnesota and Buyer and Seller shall enter into a sublease whereby Seller shall sublease to Buyer fifty percent (50%) of the leased space pursuant to the same terms as those in the original lease between Seller and the landlord, except that the rent due under the sublease shall be a prorata portion of the rent due under the original lease based upon the subleased space.

             (viii) all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

             (ix) Seller shall have received all consents; all approvals shall have been given; all notices shall have been sent; and all conditions shall have been met which are required under the Securitization Agreements set forth in Section 4(p)(i) of the Disclosure Schedule, as may be required by the terms of the Securitization Agreements to permit the Seller to assign all of its right, title, and interest in such agreements to the Buyer or the applicable Buyer's Affiliate, including without limitation all required consents from any and all note holders, trustees, rating agencies, and insurers (hereinafter called the "Securitization Consents");

             (x) Seller shall have exercised its "clean-up" call option on the off-balance sheet securitization Green Tree Lease Finance 1997-1, LLC, as permitted under section 5.1of the Contribution and Servicing Agreement dated as of December 1, 1997, by and among Green Tree Lease Finance 1997-1, LLC, Green Tree Lease Finance II, Inc., Green Tree Vendor Services Corporation and First Trust National Association. Seller shall have fully and appropriately accounted for the costs of the exercise of such "clean-up" call;

             (xi) Seller shall have discontinued its support center operations in Kansas City and North Sioux City; and

             (xii) Seller shall provide Buyer with the results of a Uniform Commercial Code search on Seller with the Minnesota Secretary of State and the county of Hennepin, Minnesota which reflects no material liens on the Acquired Assets.

Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of Seller. The obligation of Seller and CFC to consummate the transactions contemplated hereby at the Closing is subject to satisfaction of the following conditions:

             (i) the representations and warranties of Buyer set forth in
         Section 3(b) above shall be true and correct in all material respects when made and as of the Closing Date;

             (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

             (iv) Buyer shall have delivered to Seller and CFC a certificate to the effect that each of the conditions specified above in Section 8(b)(i) and (ii) is satisfied in all respects;

             (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act or the BHC Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities referred to in Section 3(a)(ii) and Section 3(b)(ii) above, except that any filings which are not either (i) specifically required by this Agreement or (ii) mandatory filings with a Governmental Entity, shall be deemed to be excluded from this Section 8(b)(v); and

             (vi) Buyer shall have executed the Transition Services Agreement;
         and

             (vii) [Reserved.]

             (viii) all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller and CFC.

Seller and CFC may waive any condition specified in this Section 8(b) if they execute a writing so stating at or prior to the Closing.

         Section 9. Indemnification.

         (a) Survival of Representations and Warranties. All of the representations and warranties of Seller, CFC and/or Conseco contained in
Section 3(a), Section 4 and Section 7(b) above and Buyer contained in Section 3(b) above shall survive the Closing hereunder and continue in full force and effect for a period of three (3) years thereafter, except that the representations and warranties of Seller, CFC and/or Conseco which relate expressly or by necessary implication to Taxes will survive the Closing until ninety (90) days after the expiration of the relevant limitations periods for the assertion of claims by the relevant Tax authority.

         (b) Indemnification Provisions for Benefit of Buyer. In the event (i) either Seller, CFC or Conseco breaches any of its representations and warranties contained in Section 3(a), Section 4 and Section 7(b) above or Seller or CFC breaches any of the covenants contained in this Agreement to be performed by Seller or CFC prior to the Closing Date, and provided that Buyer makes a written claim for indemnification against Seller, CFC and/or Conseco pursuant to this
Section 9(b), setting forth in reasonable detail the factual and contractual bases on which such party is entitled to indemnification under this Agreement, within the applicable survival period specified in Section 9(a) above (such written claims to be submitted on no more than a quarterly basis following the Closing Date and any failure to submit a claim in any one quarter shall not be deemed as a waiver of the right to submit such claim in a subsequent quarter) or
(ii) any Third Party Claim or threatened Third Party Claim is made against Buyer that relates to the actions or inactions of Seller with respect to the Business prior to the Closing, then Seller, CFC and Conseco jointly and severally agree to indemnify Buyer from and against any Adverse Consequences Buyer shall suffer through and after the date of the claim for indemnification caused by such breach.

         Subject to the further limitations on Conseco's obligations set forth in the next sentence of this Section 9(b), the aggregate amount required to be paid by Seller, CFC and Conseco pursuant to this Section 9(b) (other than amounts payable with respect to claims made under Section 7) shall not exceed $110,000,000, and there shall be no limitation on amounts payable with respect to claims made under Section 7. Conseco shall have no indemnification obligations hereunder following the second anniversary of the Closing Date and its aggregate indemnification obligations hereunder shall be limited to $250,000,000.

         (c) Indemnification Provisions for Benefit of Seller. In the event (i) Buyer breaches any of its representations and warranties contained in Section 3(b) above or any of the covenants contained in this Agreement to be performed by Buyer prior to the Closing Date, and provided that Seller, CFC or Conseco makes a written claim for indemnification against Buyer pursuant to this Section 9(c) within the applicable survival period specified in Section 9(a) above, or
(ii) any Third Party Claim or threatened Third Party Claim is made against Seller, CFC or Conseco that relates to the actions or inactions of Buyer or any of the Subsidiaries with respect to the Business after the Closing, then Buyer agrees to indemnify Seller, CFC and Conseco from and against any Adverse Consequences either Seller, CFC or Conseco shall suffer through and after the date of the claim for indemnification caused by such breach.

         (d) Matters Involving Third Parties.

             (i) If any third party shall notify a Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against another Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

             (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

             (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 9(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

         (e) Exclusive Remedy. The Parties acknowledge and agree that the foregoing indemnification provisions in Section 7 and Section 9 herein shall be the exclusive remedy of each of the Parties with respect to (i) the breach of any representation or warranty made by Seller, CFC, Conseco or Buyer in this Agreement; or (ii) any breach of any covenant set forth in this Agreement to be performed prior to the Closing Date. Notwithstanding the foregoing, nothing herein shall prevent any of the Parties from bringing an action based upon allegations of fraud or other intentional or willful breach of an obligation of or with respect to the other Parties in connection with this Agreement and/or the failure of either Party to pay amounts due hereunder. In addition, this section shall in no way limit (x) the right of either Buyer, on the one hand, or Seller, CFC or Conseco, on the other hand, to off-set against amounts it owes under this Agreement any amounts owed to it by the other Party under this Agreement and (y) the right of Buyer to charge to the Reserve Holdback, pursuant to the terms of Addendum 1 hereto, amounts owed to Buyer pursuant to the terms of that certain Credit Card Portfolio Purchase and Sale Agreement dated June 23, 2000 by and between Green Tree Retail Services Bank, Inc., Conseco Bank, Inc., Conseco Finance Corp., and Dial Bank, now known as Wells Fargo Financial Bank.

         Section 10. Termination.

         (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

             (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

             (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous 40 business days given Buyer any notice pursuant to Section 5(e)(i) above and the breach referred to in such notice has continued without cure for a period of 30 days after such notice and (B) the development that is the subject of the notice has had a Material Adverse Effect on Seller;

             (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event (x) Seller or CFC has breached any representation, warranty or covenant contained in this Agreement in any respect, which breach results in a Material Adverse Effect on Seller or reflects the occurrence of a Material Adverse Change with respect to Seller, (y) Buyer has notified Seller of the breach and (z) the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2001, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

             (iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before

         March 31, 2001, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from Seller or CFC themselves breaching any representation, warranty or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder (but not under the Confidentiality Agreement) shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

         Section 11. Miscellaneous.

         (a) Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter of this Agreement or the Confidentiality Agreement.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to Buyer         Wells Fargo Financial Leasing, Inc.
                  to:        206 Eighth Street
                             Des Moines, Iowa 50309
                             Attention: General Counsel
                             Telephone: 515-557-7344
                             Telecopy: 515-557-7602

         If to Seller        Conseco Finance Corp.
         or CFC, to:         1100 Landmark Towers
                             345 St.  Peter Street
                             Saint Paul, Minnesota 55102-1639

                             Attention:  Brian F.  Corey
                                         Senior Vice President, General Counsel
                                         and Secretary
                             Telephone:  (651) 293-3400
                             Telecopy:   (651) 293-5746

         If to               Conseco, Inc.
         Conseco, to:        11825 North Pennsylvania Street
                             Carmel, Indiana 46032-4555

                             Attention:  David K. Herzog
                                         Executive Vice President, General
                                         Counsel and Secretary
                             Telephone:  (317) 817-6100
                             Telecopy:   (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any of the Parties from time to time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the Party sought to be charged with the contents thereof.

         (g) Governing Law; Submission to Jurisdiction.

         (i) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (ii) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. EACH

         PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(g).

         (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j) Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer shall pay all filing fees in connection with filings under the Hart-Scott-Rodino Act or the BHC Act.

         (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (1) Incorporation of Disclosure Schedule. The Disclosure Schedule is incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                             WELLS FARGO FINANCIAL LEASING, INC.

                             By /s/ Steve Wagner
                                ------------------------------------------------
                                    Its Vice President
                                        ----------------------------------------


                             CONSECO, INC.

                             By  /s/ Thomas M. Hagerty
                                 -----------------------------------------------
                                    Its Senior Vice President and Acting
                                        Chief Financial Officer
                                        ----------------------------------------


                             CONSECO FINANCE CORP.

                             By  /s/ Keith Anderson
                                 -----------------------------------------------
                                    Its Senior Vice President and Controller
                                        ----------------------------------------


                             CONSECO FINANCE VENDOR SERVICES
                             CORPORATION

                             By  /s/ Keith Anderson
                                 -----------------------------------------------
                                    Its Senior Vice President and
                                        Chief Accounting Officer
                                        ----------------------------------------


                             GREEN TREE LEASE FINANCE II, INC.


                             By  /s/ Phyllis A. Knight
                                  ----------------------------------------------
                                    Its Senior Vice President and Treasurer
                                        ----------------------------------------



                             GREEN TREE LEASE FINANCE 1998-1, LLC
                             CONSECO FINANCE LEASE 2000-1, LLC

                             By Green Tree Lease Finance II, Inc.

                             By  /s/ Phyllis A. Knight
                                 -----------------------------------------------
                                    Its Senior Vice President and Treasurer
                                        ----------------------------------------

                     ADDENDUM 1 TO ASSET PURCHASE AGREEMENT

                                Reserve Holdback


Buyer shall hold back from the Purchase Price, a sum equal to $10,000,000, which shall be placed in a reserve fund during the period set forth in Section 9(a) of the Agreement.

Buyer may charge to the Reserve Holdback or Seller will pay Buyer on demand, at Buyer's option, (i) the Finance Receivable for any Lease with a federal or municipal entity under which any payment remains or becomes unpaid due to cancellation, non-funding or non-appropriation; (ii) the Finance Receivable for any Lease with an Affiliate of Seller under which any payment remains or becomes unpaid; (iii) any obligation of Seller under Section 7 or Section 9 of the Agreement under which any payment remains or becomes unpaid by Seller, CFC or Conseco or (iv) any amounts due to Buyer from any Person pursuant to the terms of that certain Credit Card Portfolio Purchase and Sale Agreement dated June 23, 2000 by and between Green Tree Retail Services Bank, Inc., Conseco Bank, Inc., Conseco Finance Corp., and Dial Bank (now known as Wells Fargo Financial Bank) which remains or becomes unpaid.

Within seven (7) days after the Adjustment Date, Buyer shall pay to Seller an amount equal to $2,000,000 less any amounts due to Buyer pursuant to the post-closing adjustment to the Purchase Price as set forth in Section 2(g) and 2(h) of the Agreement, including but not limited to any reduction in the Purchase Price attributed to Seller's non-compliance with Section 5(a)(1)(xiii) of the Agreement. Notwithstanding the foregoing, any amounts due to Buyer on the Adjustment Date in excess of $2,000,000, shall be paid by Seller to Buyer in cash and shall not be charged against the Reserve Holdback. If on the Adjustment Date Buyer owes amounts to Seller, Buyer shall pay to Seller the above referenced $2,000,000 plus any additional amounts owed by Buyer in cash.

On the first anniversary following the Closing Date, Buyer shall pay to Seller any amounts in the Reserve Holdback in excess of $5,333,334. On the second anniversary of the Closing Date, Buyer shall pay to Seller any amounts in the Reserve Holdback in excess of $2,666,667.

Buyer shall hold the remaining credit balance in the Reserve Holdback, subject to any charges by Buyer pursuant to (i) through (iv) above, until the expiration of the survival period set forth in Section 9(a) of the Agreement at which time the remaining credit balance in the Reserve Holdback shall be returned to Seller.

Buyer shall pay into the Reserve Fund interest on the credit balance in the Reserve Holdback at the federal funds rate and such interest shall be calculated on the credit balance prior to payment of amounts due to Seller during such quarter.

All capitalized terms used herein shall have the meaning set forth in the Asset Purchase Agreement.

Dated: December 8, 2000



                             WELLS FARGO FINANCIAL LEASING, INC.

                             By /s/ Steve Wagner
                                ------------------------------------------------
                                    Its Vice President
                                        ----------------------------------------


                             CONSECO, INC.

                             By  /s/ Thomas M. Hagerty
                                 -----------------------------------------------
                                    Its Senior Vice President and Acting
                                        Chief Financial Officer
                                        ----------------------------------------


                             CONSECO FINANCE CORP.

                             By  /s/ Keith Anderson
                                 -----------------------------------------------
                                    Its Senior Vice President and Controller
                                        ----------------------------------------


                             CONSECO FINANCE VENDOR SERVICES
                             CORPORATION

                             By  /s/ Keith Anderson
                                 -----------------------------------------------
                                    Its Senior Vice President and
                                        Chief Accounting Officer
                                        ----------------------------------------


                             GREEN TREE LEASE FINANCE II, INC.


                             By  /s/ Phyllis A. Knight
                                  ----------------------------------------------
                                    Its Senior Vice President and Treasurer
                                        ----------------------------------------


                             GREEN TREE LEASE FINANCE 1998-1, LLC
                             CONSECO FINANCE LEASE 2000-1, LLC

                             By Green Tree Lease Finance II, Inc.

                             By  /s/ Phyllis A. Knight
                                 -----------------------------------------------
                                    Its Senior Vice President and Treasurer
                                        ----------------------------------------